                                                                    EXHIBIT 10.6

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

VER. 9/9/02                                               EXECUTION COPY
                                                          TLO:  KES/LN


                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                       AND

                          MOMENTA PHARMACEUTICALS, INC.

                       EXCLUSIVE PATENT LICENSE AGREEMENT


        M.I.T.'s offer of this agreement is open until November 15, 2002

                                TABLE OF CONTENTS

TABLE OF CONTENTS.......................................................ii
R E C I T A L S.........................................................1
1. Definitions..........................................................2
2. Grant of Rights......................................................6
3. COMPANY Diligence Obligations........................................8
4. Royalties and Payment Terms..........................................10
5. Reports and Records..................................................11
6. Patent Prosecution...................................................13
7. Infringement.........................................................14
8. Indemnification and Insurance........................................17
9. No Representations or Warranties.....................................19
10. Assignment..........................................................19
11. General Compliance with Laws........................................19
12. Termination.........................................................21
13. Dispute Resolution..................................................21
14. Miscellaneous.......................................................23
APPENDIX A..............................................................26
APPENDIX B..............................................................28
APPENDIX C..............................................................29
APPENDIX D..............................................................32

VER. 9/9/02

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                       EXCLUSIVE PATENT LICENSE AGREEMENT

     This Agreement, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between the Massachusetts Institute of Technology ("M.I.T."), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Momenta Pharmaceuticals, Inc. ("COMPANY"), a Delaware corporation, with a principal place of business at 43 Moulton Street, Cambridge, MA 02138.

                                 R E C I T A L S

     WHEREAS, M.I.T. is the owner or a joint owner of certain PATENT RIGHTS (as later defined herein) relating to:

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     M.I.T. CASE NO. [**];

     and has the right to grant licenses under its interest in said PATENT
RIGHTS;

     WHEREAS, M.I.T. is the sole owner of the PATENT RIGHTS for M.I.T. Case Nos. [**].

     WHEREAS, M.I.T. and the [**] jointly own the PATENT RIGHTS for M.I.T. Case [**] and have signed a joint invention agreement that appoints the M.I.T. Technology Licensing Office as the sole and exclusive agent for licensing such PATENT RIGHTS;

     WHEREAS, M.I.T. and the [**] jointly own the PATENT RIGHTS for M.I.T. Case No. [**] and M.I.T. has contacted [**] for its authorization to act as its agent for the purposes of licensing [**] rights in the intellectual property of M.I.T. Case No. [**] in return for a share in royalties;

     WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

     WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

     WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, M.I.T. and COMPANY hereby agree as follows:

                                 1. DEFINITIONS.

     1.1 "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

     1.2 "EXCLUSIVE PERIOD" shall mean the period of time set forth in Section 2.2.

     1.3 "FAIR MARKET VALUE" of a share of Common Stock or other security of the COMPANY (a "SECURITY") shall be the highest price per share that the COMPANY could reasonably be expected to obtain from a willing buyer (not a current employee or director) for shares of such SECURITY sold by the COMPANY, from authorized but unissued shares, as determined in good faith by the Board of Directors of the COMPANY, unless the COMPANY shall become subject to a merger, acquisition or other consolidation pursuant to which the COMPANY is not the surviving party, in which case the current fair market value of a share of such SECURITY shall be deemed to be the value received by the holders of the such SECURITY for each share of such SECURITY pursuant to the COMPANY's acquisition.

     1.4 "FIELD SEQUENCING MACHINES" shall mean the commercial sale or leasing of sequencing machines, including the performance of sequencing services, but only to the extent such sequencing services are (a) required for the seller or lessor of such a sequencing machine to develop or manufacture such sequencing machine; or (b) performed by the purchaser of such a sequencing machine using the sequencing machine. The development, performance and provision of sequencing services apart from the development, manufacture or use of a commercially sold sequencing machine are not included within this field.

     1.5 "INDEPENDENT THIRD PARTY" shall mean any third party other than M.I.T., COMPANY, an AFFILIATE, or a SUBLICENSEE.

     1.6 "IMPROVEMENT" shall mean any patentable invention, or group of patentable inventions so linked as to form a single general inventive concept (as general inventive concept is described in Rule 13 of the Regulations under the Patent Cooperation Treaty), disclosed to the M.I.T. Technology Licensing Office, made under M.I.T. research programs in which either Professor [**] or Professor [**] is the principal investigator, on or before December 31, 2004, and which are dominated by the claims of the PATENT RIGHTS SEQUENCING for which exclusive rights are granted in Section 2.2.

     1.7 "LICENSED PRODUCT" shall mean any sequencing machine that, in whole or in partabsent the license granted hereunder, when used would infringe one or more claims of the PATENT RIGHTS.

     1.8 "MILESTONE PAYMENTS" shall mean a payment to COMPANY or AFFILIATE from a SUBLICENSEE due upon achievement of an agreed upon technical, business, or regulatory milestone pertaining to the research, development or commercialization of LICENSED PRODUCTS. Illustrative examples of such milestones include, but are not limited to: delivery of a sample LICENSED PRODUCT customized to the requirements of the SUBLICENSEE and obtaining regulatory approval for a LICENSED PRODUCT. Payments received by COMPANY for the purchase or sale of equity in COMPANY at a price up to and including the FAIR MARKET VALUE are excluded from this definition. The amount of such payment which exceeds the FAIR MARKET VALUE is included in this definition. Bona fide RESEARCH SUPPORT PAYMENTS are excluded from this definition. Bona fide payments to COMPANY or AFFILIATES from a SUBLICENSEE for rights other than those licensed hereunder are excluded from this definition.

     1.9 "NET SALES" shall mean, the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS, less the following:
          (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken;
          (ii) amounts repaid or credited by reason of rejection or return;
          (iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT which is paid by or on behalf of COMPANY; and
          (iv) outbound transportation costs prepaid or allowed and costs of insurance in transit.

          No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY and on its payroll, or for cost of collections. NET SALES shall occur on the earlier of receipt of payment or ninety (90) days after the date of billing for a LICENSED PRODUCT. If a LICENSED PRODUCT is distributed at a discounted price that is substantially lower than the customary price charged by COMPANY, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount of the LICENSED PRODUCT charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT. Sales or other transfers between or among COMPANY and any of its AFFILIATES for the purpose of subsequent resale to third parties shall not be included in the calculation of NET SALES. In the event of a sale or transfer between the COMPANY and one of its SUBLICENSEES for the purpose of subsequent resale to third parties, the subsequent resales to third parties shall not be included in the calculation of NET SALES.

     1.10 "PATENT RIGHTS" shall mean:

          (a) the United States and international patents listed on APPENDIX A, B AND C;
          (b) the United States and international patent applications and/or provisional applications listed on APPENDIX A, B, AND C and the resulting patents;
          (c) any patent applications resulting from the provisional applications listed on APPENDIX A, B, AND C, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on APPENDIX A, B, AND C and of such patent applications that result from the provisional applications listed on APPENDIX A, B, AND C, to the extent the claims are directed to subject matter specifically described in the patent applications listed on APPENDIX A, B, AND C, and the resulting patents;
          (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a),
(b), and (c) above; and
          (e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

     1.11 "PATENT RIGHTS HEPARINASE" shall mean the PATENT RIGHTS listed on APPENDIX A.

     1.12 "PATENT RIGHTS MASSPEC" shall mean the PATENT RIGHTS listed on APPENDIX B.

     1.13 "PATENT RIGHTS SEQUENCING" shall mean the PATENT RIGHTS listed on APPENDIX C.

     1.14 "REPORTING PERIOD" shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

     1.15 RESEARCH SUPPORT PAYMENTS" shall mean payments to COMPANY or AFFILIATE from a SUBLICENSEE that are expressly intended only to fund or pay for equipment, supplies, employees, full time consultants, research, products, services or expenses incurred or to be incurred on behalf of that SUBLICENSEE.

     1.16 "SUBLICENSE INCOME" shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of a sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, license maintenance fees, and other payments, but specifically excluding MILESTONE PAYMENTS and royalties on NET SALES. Payments received by COMPANY for the purchase or sale of equity in COMPANY at a price up to and including the FAIR MARKET VALUE are excluded from this definition. The amount of such payment which exceeds the FAIR MARKET VALUE is included in this definition. Bona fide RESEARCH SUPPORT PAYMENTS are excluded from this definition. Bona fide payments to COMPANY or AFFILIATES from a SUBLICENSEE for rights other than those granted under Section 2.1 are excluded from this definition.

     1.17 "SUBLICENSEE" shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1.

     1.18 "TERM" shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

     1.19 "TERRITORY" shall mean worldwide.

                               2. GRANT OF RIGHTS.

     2.1 LICENSE GRANTS. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under M.I.T.'s rights in the PATENT RIGHTS HEPARINASE, the PATENT RIGHTS MASSPEC, and the PATENT RIGHTS SEQUENCING to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD SEQUENCING MACHINES in the TERRITORY.

     2.2 EXCLUSIVITY. In order to establish an exclusive period for COMPANY, M.I.T. agrees that it shall not grant any other license for M.I.T.'s rights in the PATENT RIGHTS HEPARINASE and in the PATENT RIGHTS SEQUENCING to make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD SEQUENCING MACHINES in the TERRITORY unless sooner terminated as provided in this Agreement.

     In addition, subject only to the terms of any sponsorship agreement under which an IMPROVEMENT invention was made, M.I.T. hereby grants to COMPANY a first option to add IMPROVEMENTS to the PATENT RIGHTS, only in the fields for which exclusive rights are granted in Section 2.2, for six months after COMPANY has been notified of the existence of each such IMPROVEMENT. Within one month after the M.I.T. Technology Licensing Office receives disclosure of any IMPROVEMENT, and to the extent that the IMPROVEMENT is available for licensing under the terms of any sponsorship agreement, M.I.T shall notify COMPANY in writing of such IMPROVEMENT, furnishing COMPANY a copy of the invention disclosure and any related patent applications. COMPANY may exercise its right to add such IMPROVEMENT to the PATENT RIGHTS within six months after receipt of M.I.T's notice by so notifying M.I.T. in writing and paying M.I.T. a fee of [**] Dollars ($[**]) per invention disclosure covering IMPROVEMENTS. Upon COMPANY's exercise of such right, the Appendix of this Agreement that describes the PATENT RIGHTS that dominate the IMPROVEMENT shall be deemed to have been amended to add the invention disclosure (and any related patent applications) covering such IMPROVEMENT, and such IMPROVEMENT and any resulting patent applications and patents shall thereafter be included in PATENT RIGHTS for all purposes of this Agreement, without any additional fee, other than the [**] Dollar fee referred to in the previous sentence, and M.I.T. shall provide COMPANY with an updated APPENDIX A OR C for its records

     2.3 SUBLICENSES. COMPANY shall have the right to grant sublicenses of its rights under Section 2.1. COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall promptly furnish M.I.T. with a fully signed photocopy of any sublicense agreement. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall have the right to seek a license from M.I.T., at M.I.T.'s own discretion.

     2.4 U.S. MANUFACTURING. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States.

     2.5 RETAINED RIGHTS.

          (a) M.I.T. M.I.T. retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

          (b) FEDERAL GOVERNMENT. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. Sections 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

     2.6 NO ADDITIONAL RIGHTS. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

                        3. COMPANY DILIGENCE OBLIGATIONS.

     3.1 DILIGENCE REQUIREMENTS. COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS and to introduce LICENSED PRODUCTS into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS reasonably available to the public.

     3.2 [**] AND RESULTANT DILIGENCE REQUIREMENTS. If, at any time after the second anniversary of the EFFECTIVE DATE, MIT receives [**] the PATENT RIGHTS in the [**], M.I.T. shall furnish COMPANY with [**]. COMPANY shall indicate to MIT [**] the development and sale of LICENSED PRODUCTS under the PATENT RIGHTS. Thereupon, [**], COMPANY must meet the following diligence requirements:

          (a) Within ninety (90) days after M.I.T.'s [**], COMPANY shall furnish, or shall cause its AFFILIATES or SUBLICENSEES to furnish, M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT specifying the number of staff and other resources to be devoted to such commercialization effort.

          (b) Within sixty (60) days after the end of each calendar year, COMPANY shall furnish, or shall cause its AFFILIATES or SUBLICENSEES to furnish, M.I.T. with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

          (c) COMPANY shall permit an in-plant inspection by M.I.T. on or before the second anniversary of the date of notification by M.I.T. [**], and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least twelve (12) months between each such inspection.

          (d) Within the first two calendar years following the date of notification by M.I.T. [**], COMPANY shall expend, or shall cause its AFFILIATES or SUBLICENSEES to expend, an average of at least ten thousand dollars ($10,000) per month for the commercial development of LICENSED PRODUCTS.

          (e) Beginning on the second anniversary of the date of notification by M.I.T. [**], COMPANY shall expend, or shall cause its AFFILIATES or SUBLICENSEES to expend, at least two hundred thousand dollars ($200,000), per each year for the commercial development of LICENSED PRODUCTS, until a first commercial sale of a LICENSED PRODUCT.

          (f) COMPANY shall develop or, shall cause its AFFILIATES or SUBLICENSEES to develop, a working model of a LICENSED PRODUCT on or before the third anniversary of the date of notification by M.I.T. [**].

          (g) COMPANY shall make, or shall cause its AFFILIATES or SUBLICENSEES to make, a first commercial sale of a LICENSED PRODUCT on or before the fourth anniversary of the date of notification by M.I.T. [**].

          (h) COMPANY shall sell, or shall cause its AFFILIATES or SUBLICENSEES to sell, the following numbers of LICENSED PRODUCTS according to the following schedule:

          Calendar Year 1 after the first commercial sale         10 units
          Calendar Year 2 after the first commercial sale         25 units
          Calendar Year 3 after the first commercial sale,
          and each year thereafter                                50 units

     3.3. In the event that M.I.T. determines that COMPANY has failed to fulfill any of its obligations under Section 3.2 above, then M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b).

                         4. ROYALTIES AND PAYMENT TERMS.

     4.1 CONSIDERATION FOR GRANT OF RIGHTS.

          (a) LICENSE ISSUE FEE AND PATENT COST REIMBURSEMENT. COMPANY shall pay to M.I.T. on the EFFECTIVE DATE a license issue fee of [**] dollars ($[**]). This payment is nonrefundable.

          (b) LICENSE MAINTENANCE FEES. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

                [**] and each [**]
                        every year through [**]               $ [**]
                [**]                                          $ [**]
                [**]                                          $ [**]
                and each [**]
                   every year thereafter                      $ [**]

                This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

          (c) RUNNING ROYALTIES. COMPANY shall pay M.I.T. a running royalty of [**] percent ([**]%) of all NET SALES by COMPANY, AFFILIATES and SUBLICENSEES. Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

          (d) SHARING OF SUBLICENSE INCOME. COMPANY shall pay M.I.T. a total of [**] percent ([**]%) of all SUBLICENSE INCOME received by COMPANY or AFFILIATES. Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD.

          (e) NO MULTIPLE ROYALTIES. If the manufacture, use, lease, or sale of any LICENSED PRODUCT is covered by more than one of the PATENT RIGHTS, multiple royalties shall NOT be due.

     4.2 PAYMENTS.

          (a) METHOD OF PAYMENT. All payments under this Agreement should be made payable to "Massachusetts Institute of Technology" and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

          (b) PAYMENTS IN U.S. DOLLARS. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the WALL STREET JOURNAL) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

          (c) LATE PAYMENTS. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the WALL STREET JOURNAL on the date payment is due.

                             5. REPORTS AND RECORDS.

     5.1 FREQUENCY OF REPORTS.

          (a) BEFORE FIRST COMMERCIAL SALE. Prior to the first commercial sale of any LICENSED PRODUCT, COMPANY shall deliver reports to M.I.T. annually, within sixty (60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in
Section 5.2.

          (b) UPON FIRST COMMERCIAL SALE OF A LICENSED PRODUCT. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT within sixty (60) days of occurrence in each country.

          (c) AFTER FIRST COMMERCIAL SALE. After the first commercial sale of a LICENSED PRODUCT, COMPANY shall deliver reports to M.I.T. within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

     5.2 CONTENT OF REPORTS AND PAYMENTS. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

          (i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to INDEPENDENT THIRD PARTIES in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

          (ii) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT in each country;

          (iii) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

          (iv) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

          (v) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

          (vii) the number of sublicenses entered into for the PATENT RIGHTS and/or LICENSED PRODUCTS.

     If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

     5.3 FINANCIAL STATEMENTS. On or before the ninetieth (90th) day following the close of COMPANY's fiscal year, COMPANY shall provide M.I.T. with COMPANY's financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY's treasurer or chief financial officer or by an independent auditor.

     5.4 RECORDS. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this

Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.'s appointed agents, shall have the right, at M.I.T.'s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of five percent (5%), COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within thirty (30) days of receiving notice thereof from M.I.T.

     5.5 CONFIDENTIAL INFORMATION. The information in the reports and records provided by COMPANY to M.I.T. pursuant to Sections 5.1 through 5.4 of this Agreement and in the sublicense agreements provided to M.I.T. under Section 2.3 shall be considered "Confidential Information", provided that such information is specifically designated in writing as confidential. M.I.T. shall maintain the Confidential Information in strict confidence, unless, the information (i) was in the public domain prior to the time of its disclosure under this Agreement;
(ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by M.I.T; (iii) was independently developed or discovered by M.I.T. without use of the Confidential Information; (iv) is or was disclosed to M.I.T. at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with COMPANY and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order.

                             6. PATENT PROSECUTION.

     6.1 RESPONSIBILITY FOR PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance. M.I.T. will instruct its patent attorney to copy COMPANY on all patent prosecution documents relating to PATENT RIGHTS during the TERM.

     6.2 INTERNATIONAL (NON-UNITED STATES) FILINGS. APPENDIX D is a list of countries in which patent applications corresponding to the United States patent applications listed in APPENDIX A, B, AND C shall be filed, prosecuted, and maintained. APPENDIX D may be amended by mutual agreement of COMPANY and M.I.T.

     6.3 PAYMENT OF EXPENSES. Should the Amended and Restated Exclusive Patent License Agreement between M.I.T. and COMPANY, dated November 1, 2002 (the "First Agreement") be terminated for any reason, payment of all fees and costs, including attorneys' fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS SEQUENCING shall be the responsibility of COMPANY, whether such amounts were incurred before or after the EFFECTIVE DATE. COMPANY shall reimburse all amounts due pursuant to this Section within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office. Notwithstanding the first sentence of this Section, if, after the termination of the First Agreement, M.I.T. licenses the PATENT RIGHTS SEQUENCING to one or more third parties in a field other than FIELD SEQUENCING MACHINES, M.I.T. shall promptly notify COMPANY in writing, and any fees and costs associated with the PATENT RIGHTS SEQUENCING shall be allocated in a fair and equitable manner between COMPANY and any subsequent licensees of the PATENT RIGHTS SEQUENCING on a go-forward basis.

                                7. INFRINGEMENT.

     7.1 NOTIFICATION OF INFRINGEMENT. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

     7.2 RIGHT TO PROSECUTE INFRINGEMENTS.

          (a) COMPANY RIGHT TO PROSECUTE PATENT RIGHTS IN EXCLUSIVE FIELDS. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS SEQUENCING and the PATENT RIGHTS HEPARINSE in the FIELD SEQUENCING MACHINES in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS SEQUENCING and PATENT RIGHTS HEPARINASE in the FIELD SEQUENCING MACHINES in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action. Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T.

          (b) M.I.T. RIGHT TO PROSECUTE PATENT RIGHTS IN EXCLUSIVE FIELDS. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T. If required by law, COMPANY hereby agrees that M.I.T. may include COMPANY as a party-plaintiff in any such suit, without expense to COMPANY. Prior to commencing any such action, M.I.T. shall consult with COMPANY and shall consider the views of COMPANY regarding the advisability of the proposed action. Further, M.I.T. shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without first consulting with and considering the views of COMPANY. Notwithstanding the forgoing, any action taken under this Section shall be at the sole discretion of M.I.T.

          (c) M.I.T. RIGHT TO PROSECUTE PATENT RIGHTS IN NON-EXCLUSIVE FIELDS. M.I.T. shall have the right, but shall not be obligated, to prosecute at its sole control and sole expense all infringements of PATENT RIGHTS MASS SPEC and M.I.T. shall keep any recovery or damages derived therefrom, whether compensatory for past infringement or punitive. If required by law, COMPANY hereby agrees that M.I.T. may include COMPANY as a party plaintiff in any such suit, without expense to COMPANY. Prior to commencing any such action, M.I.T. shall consult with COMPANY and shall consider the views of COMPANY regarding the advisability of the proposed action. Further, M.I.T. shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without first consulting with and considering the views of COMPANY. Lastly, in the event that COMPANY approaches M.I.T. and requests that M.I.T. commence the prosecution of an infringement of any of the PATENT RIGHTS MASS SPEC, M.I.T. agrees to give due consideration to the views of the COMPANY. Notwithstanding the forgoing, any action taken under this Section shall be at the sole discretion of M.I.T.

     7.3 DECLARATORY JUDGMENT ACTIONS. In the event that a declaratory judgment action is brought against M.I.T. or COMPANY by a third party alleging invalidity, unenforceability, or non-infringement of the PATENT RIGHTS, M.I.T., at its option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action at COMPANY's sole expense, subject to Sections
7.4 and 7.5.

     7.4 OFFSETS. COMPANY may offset a total of [**] percent ([**]%) of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [**] percent ([**]%) in any REPORTING PERIOD.

     7.5 RECOVERY. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4),
(ii) as to ordinary damages, COMPANY shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales, or whichever measure of damages the court shall have applied, and COMPANY shall pay to M.I.T. based upon such amount a reasonable approximation of the royalties and other amounts that COMPANY would have paid to M.I.T. if COMPANY had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, [**].

     7.6 COOPERATION. Each party agrees to cooperate in any action under this Article, which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

     7.7 RIGHT TO SUBLICENSE. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS SEQUENCING and the PATENT RIGHTS HEPARINASE in the FIELD SEQUENCING MACHINES in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD SEQUENCING MACHINES in the TERRITORY for future use of the PATENT RIGHTS SEQUENCING and PATENT RIGHTS HEPARINASE in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall [**]; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

                        8. INDEMNIFICATION AND INSURANCE.

     8.1 INDEMNIFICATION.

          (a) INDEMNITY. COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted under this Agreement.

          (b) PROCEDURES. The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

          8.2 INSURANCE. COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require thirty (30) days written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; One Million

Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement and thereafter for a period of five (5) years.

                      9. NO REPRESENTATIONS OR WARRANTIES.

     M.I.T. hereby represents and warrants that, to the best of its knowledge on the EFFECTIVE DATE: (i) it is the sole owner of all PATENT RIGHTS other than the PATENT RIGHTS for M.I.T. Case [**], which are jointly owned by M.I.T. and the [**], and the PATENT RIGHTS for M.I.T. Case [**], which are owned jointly by M.I.T. and [**], and (ii) has the right to grant the licenses granted herein. M.I.T.'s total liability under the representations and warranties of this Agreement shall be limited to an amount equal to the total sum that has been paid by COMPANY to M.I.T. under the provisions of Article 4 of this Agreement and any payments that have been made by COMPANY to M.I.T. under Section 6.3

     EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, M.I.T. makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT will not infringe any patents or other intellectual property rights of M.I.T. or of a third party.

     IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE

ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

                                 10. ASSIGNMENT.

     This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY, except that COMPANY may assign this Agreement, upon written notice to M.I.T. and without M.I.T.'s consent, in conjunction with the sale or transfer of all or substantially all of its assets related to the commercialization of the PATENT RIGHTS, or pursuant to a merger or consolidation, to or into an entity which has agreed in writing to be bound by all the terms and conditions of this Agreement. Failure of the assignee to so agree shall be grounds for termination by M.I.T.

                        11. GENERAL COMPLIANCE WITH LAWS.

     11.1 COMPLIANCE WITH LAWS. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS.

     11.2 EXPORT CONTROL. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

     11.3 NON-USE OF M.I.T. NAME. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of "Massachusetts Institute of Technology," "Lincoln Laboratory" or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T. The foregoing notwithstanding, without the consent of M.I.T., COMPANY may state that it is licensed by M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

     11.4 MARKING OF LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

                                12. TERMINATION.

     12.1 VOLUNTARY TERMINATION BY COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to M.I.T., such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

     12.2 CESSATION OF BUSINESS. If COMPANY ceases to carry on its business related to this Agreement, M.I.T. shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

     12.3 TERMINATION FOR DEFAULT.

          (a) NONPAYMENT. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within sixty
(60) days after receiving written notice of such failure, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

          (b) MATERIAL BREACH. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in
Section 12.3(a), and fails to cure that breach within ninety (90) days after receiving written notice thereof, M.I.T. may terminate this Agreement immediately upon written notice to COMPANY.

     12.4 EFFECT OF TERMINATION.

          (a) SURVIVAL. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 13 and 14, and Sections 5.2 (obligation to provide final report and payment), 5.4, 5.5, 11.1, 11.2 and 12.4.

          (b) INVENTORY. Upon the early termination of this Agreement, COMPANY and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that (i) COMPANY pays M.I.T. the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement, and (ii) COMPANY and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within six (6) months after the effective date of termination.

          (c) PRE-TERMINATION OBLIGATIONS. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

                             13. DISPUTE RESOLUTION.

     13.1 MANDATORY PROCEDURES. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

     13.2 EQUITABLE REMEDIES. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

     13.3 DISPUTE RESOLUTION PROCEDURES.

          (a) MEDIATION. In the event any dispute arising out of or relating to this Agreement remains unresolved within sixty (60) days from the date the affected party informed the other party of such dispute, either party may initiate mediation upon written notice to the other party ("Notice Date"), whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within fifteen (15) business days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until the first of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within sixty (60) days after the Notice Date.

          (b) TRIAL WITHOUT JURY. If the parties fail to resolve the dispute through mediation, or if neither party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

     13.4 PERFORMANCE TO CONTINUE. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

     13.5 STATUTE OF LIMITATIONS. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

                               14. MISCELLANEOUS.

     14.1 NOTICE. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

     If to M.I.T.:

                     Technology Licensing Office, Room NE25-230
                     Massachusetts Institute of Technology
                     77 Massachusetts Avenue
                     Cambridge, MA 02139-4307
                     Attention:  Director
                     Tel:  617-253-6966
                     Fax:  617-258-6790

     If to COMPANY:

                     43 Moulton Street
                     Cambridge, MA 02138
                     Attention:  Chief Executive Officer
                     Tel: 617-491-9700
                     Fax: 617-491-9701

          All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

     14.2 GOVERNING LAW. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

     14.3 FORCE MAJEURE. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

     14.4 AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     14.5 SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

     14.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

     14.7 HEADINGS. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

     14.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

THE EFFECTIVE DATE OF THIS AGREEMENT IS OCTOBER 31, 2002.

MASSACHUSETTS INSTITUTE OF                 MOMENTA PHARMACEUTICALS, INC.
TECHNOLOGY

By  /s/ LITA NELSEN                        By  /s/ S.K. WHORISKEY, PH.D.
   ------------------------------------       ----------------------------------
Name  Lita L. Nelsen                       Name  Susan K Whoriskey
     ----------------------------------         --------------------------------
Title  Director, Technology Licensing      Title  Vice President, Licensing and
       Office                                     Business Development
      ---------------------------------          -------------------------------

                                   APPENDIX A

                   LIST OF PATENT APPLICATIONS AND PATENTS FOR
                            PATENT RIGHTS HEPARINASE

I.   UNITED STATES PATENTS AND APPLICATIONS

     M.I.T. CASE NO. 5546
     Entitled M.I.T. Case No. 5546, "The Heparinase Gene from Flavobacterium Heparinum",
     By Charles L. Cooney, Robert S. Langer, Jr., Kelley W. Moreman, And Ram Sasisekharan

         USA Patent No. 5714376, Issued February 3, 1998
         Entitled "The Heparinase Gene from Flavobacterium Heparinum"

         USA Patent No. 5830726, Issued November 3, 1998
         Entitled "Method for Obtaining a Modified Heparinase Gene"

     M.I.T. CASE NO. 5981
     Entitled "Purification, Composition And Characterization Of Heparinase II From Flavobacterium Heparinum"
     By Charles L. Cooney, Robert S. Langer, Jr., Robert Lindhardt, Daniel Lohse, And Ram Sasisekharan

         USA Patent No. 5389539, Issued February 14, 1995
         Entitled "Purification, Composition and Specificity of Heparinase I, II, and III from Flavobacterium Heparinum"

         USA Patent No. 5569600, Issued October 29, 1996
         Entitled "Purification, Composition and Specificity of Heparinase I, II & III from Flavobacterium Heparinum"

II.  INTERNATIONAL (NON-U.S.) PATENTS AND APPLICATIONS

     M.I.T. CASE NO. [**]

     Entitled [**]

          AT Patent No. [**].
          BE Patent No. [**].
          CH Patent No. [**].
          DE Patent No. [**].
          DK Patent No. [**].
          ES Patent No. [**].
          FR Patent No. [**].
          GB Patent No. [**]
          GR Patent No. [**]
          IE Patent No. [**]
          IT Patent No. [**].
          LI Patent No. [**].
          LU Patent No. [**].
          MC Patent No. [**].
          NL Patent No. [**]
          SE Patent No. [**]
          All Entitled: [**]

          CA Patent Application Serial No. [**]
          Entitled: [**]

          JP Patent Application Serial No. [**]
          Entitled: [**]

     M.I.T. CASE NO. [**]
     Entitled [**]

          EP Patent No. [**]
          Entitled: [**]

          CA Patent No. [**]
          Entitled: [**]

          JP Patent Application Serial No. [**]
          Entitled: [**]

                                   APPENDIX B

                   LIST OF PATENT APPLICATIONS AND PATENTS FOR
                              PATENT RIGHTS MASSPEC

I.   UNITED STATES PATENTS AND APPLICATIONS

     M.I.T. CASE NO. 6582
     Entitled: "A Method for the Mass Spectrometric Determination of the Molecular Weight of Highly Acidic (and Basic) Organic and Biological Molecules"
By Klaus Biemann and Peter Juhasz

          USA Patent No. 5,607,859, Issued March 4, 1997
          Entitled: "Methods and Products for Mass Spectrometric Molecular Weight Determination of Polyionic Analytes Employing Polyionic Reagents"

     APPENDIX C

                   LIST OF PATENT APPLICATIONS AND PATENTS FOR
                            PATENT RIGHTS SEQUENCING

I.   UNITED STATES PATENTS AND APPLICATIONS

          M.I.T. CASE NO. [**]
          Entitled: [**]

          USA Serial No. [**]
          Entitled:[**]

          M.I.T. CASE NO. [**]
          Entitled: [**]

          USA Serial No. [**]
          Entitled: [**]

          M.I.T. CASE NO. [**]
          Entitled: [**]

          USA Serial No.[**]
          Entitled:[**]

          M.I.T. CASE NO. [**]
          Entitled: [**]

          USA Serial No. [**]
          Entitled:  [**]

          M.I.T. CASE NO. [**]
          Entitled: [**]

          USA Serial No.[**]
          Entitled:  [**]

          M.I.T. CASE NO. [**]
          Entitled: [**]

          USA Serial No.[**]
          Entitled:  [**]

          M.I.T. CASE NO. [**]
          Entitled:[**]

          USA Serial No. [**]
          Entitled: [**]

II.  INTERNATIONAL (NON-U.S.) PATENTS AND APPLICATIONS

     M.I.T. CASE NO. [**]
     Entitled: [**]

          EPC Application No. [**]
          Entitled:  [**]

          Canada Application No.  [**]
          Entitled:  [**]

          Japanese Application No. [**]
          Entitled: [**]

     M.I.T. CASE NO. [**]
     Entitled: [**]

          EPC Application No. [**]
          Entitled: [**]

          Canada Application No. [**]
          Entitled: [**]

          Japanese Application No. [**]
          Entitled: [**]

     M.I.T. CASE NO. [**]
     Entitled: [**]

          WO Application Serial No[**]
          Entitled [**]

     M.I.T. CASE NO. [**]
     Entitled: [**]

          WO Application Serial No. [**]
          Entitled: [**]

     M.I.T. CASE NO. [**]
     Entitled: [**]

          WO Application Serial No. [**]
                                         Entitled: [**]

                                   APPENDIX D

              LIST OF COUNTRIES (EXCLUDING UNITED STATES) FOR WHICH
       PATENT RIGHTS APPLICATIONS WILL BE FILED, PROSECUTED AND MAINTAINED

                              PCT Designating: [**]

                 FIRST AMENDMENT TO THE OCTOBER 31, 2002 LICENSE


     This First Amendment, effective as of the date set forth above the signatures of the parties below, pertains to the Exclusive Patent License Agreement, effective on October 31, 2002, by and between the Massachusetts Institute of Technology ("M.I.T.") and Momenta Pharmaceuticals, Inc. ("COMPANY").

     WHEREAS, M.I.T. is the owner of certain new intellectual property closely related to the PATENT RIGHTS of the Exclusive Patent License Agreement and desires to have this technology developed and commercialized to benefit the public; and

     WHEREAS, COMPANY desires to add this new technology to the PATENT RIGHTS and M.I.T. is willing to grant a license thereunder.

     NOW, THEREFORE, M.I.T. and COMPANY hereby agree to modify the Exclusive Patent License Agreement as follows:

     1.   The following definition shall be added to Section 1:

               "PATENT RIGHTS ENZYMES" shall mean the PATENT RIGHTS listed in APPENDIX E.

     2. The definition of PATENT RIGHTS under Section 1.20 shall be modified to read:

               "PATENT RIGHTS" shall mean:

               (a) the United States and international patents listed on APPENDICES A THROUGH C, AND E;

               (b) the United States and international patent applications and/or provisional applications listed on APPENDICES A THROUGH C, AND E; and the resulting patents;

               (c) any patent applications resulting from the provisional applications listed on APPENDICES A THROUGH C, AND E; and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on APPENDICES A THROUGH C, AND E; and of such patent applications that result from the provisional applications listed on APPENDICES A THROUGH C, AND E, to the extent the claims are directed to subject matter specifically described in the patent applications listed on APPENDICES A THROUGH C, AND E, and the resulting patents;

               (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

               (e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and
               (d) above, and the resulting patents.

     3.   Section 2.1 shall be modified to read:

               2.1 LICENSE GRANTS. Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under M.I.T.'s rights in the PATENT RIGHTS HEPARINASE, the PATENT RIGHTS MASSPEC, the PATENT RIGHTS SEQUENCING and the PATENT RIGHTS ENZYMES to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD SEQUENCING MACHINES in the TERRITORY.

     4.   The first paragraph of Section 2.2 shall be modified to read:

               2.2 EXCLUSIVITY. In order to establish an exclusive period for COMPANY and its AFFILIATES, M.I.T. agrees that it shall not grant any other license for PATENTS RIGHTS HEPARINASE, PATENT RIGHTS SEQUENCING, and PATENT RIGHTS ENZYMES in FIELD SEQUENCING MACHINES to develop, make, have made, use, sell, offer to sell, lease and import LICENSED PRODUCTS during the TERM.

     5.   The last sentence of Section 2.2 shall be modified to read:

               Upon COMPANY's exercise of such right, the Appendix of this Agreement that describes the PATENT RIGHTS that dominate the IMPROVEMENT shall be deemed to have been amended to add the invention disclosure (and any related patent applications) covering such IMPROVEMENT, and such IMPROVEMENT and any resulting patent applications and patents shall thereafter be included in PATENT RIGHTS for all purposes of this Agreement, without any additional fee, other than the [**] Dollar fee referred to in the previous sentence, and M.I.T. shall provide COMPANY with an updated APPENDIX A, C, OR E for its records.

     6. The patent rights of the following M.I.T. Case Nos. shall be added to the PATENT RIGHTS ENZYMES and the PATENT RIGHTS, as defined by its inclusion in the attached APPENDIX E:
               M.I.T. CASE NO.[**]
               Entitled: [**]

               M.I.T. Case No. [**]M.I.T. Case No. [**]Entitled: [**]

     7. In consideration of the addition of the PATENT RIGHTS ENZYMES to the PATENT RIGHTS of this Agreement and the license granted in the FIELD SEQUENCING MACHINES hereunder:

          a. COMPANY shall pay M.I.T. a Patent Addition Fee of [**] dollars ($[**]) for each M.I.T. Case added for a total of [**] dollars ($[**]), which shall be due within thirty (30) days of the Effective Date of this First Amendment; and

          b. Should the First Agreement (as defined under Section 6.3) be terminated for any reason, COMPANY shall be responsible for payment of all fees and costs relating to the filing, prosecution and maintenance of patent rights of M.I.T. Case Nos. [**], whether such fees and costs were incurred before or after the Effective Date of this First Amendment; provided, however, that should M.I.T. license the PATENT RIGHTS ENZYMES to one or more third parties in a field other than FIELD SEQUENCING MACHINES, M.I.T. shall promptly notify COMPANY in writing and any fees and costs associated with PATENT RIGHTS ENZYMES shall be allocated in a fair and equitable manner between COMPANY and any subsequent licensees of the PATENT RIGHTS ENZYMES on a go-forward basis.

     8.   Section 7.2(a) shall be modified to read:

               COMPANY RIGHT TO PROSECUTE PATENT RIGHTS IN EXCLUSIVE FIELDS. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS SEQUENCING, the PATENT RIGHTS HEPARINSE and the PATENT RIGHTS ENZYMES in the FIELD SEQUENCING MACHINES in the TERRITORY, COMPANY, to the extent permitted by-law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS SEQUENCING, PATENT RIGHTS HEPARINASE and PATENT RIGHTS ENZYMES in the FIELD SEQUENCING MACHINES in the TERRITORY, subject to Sections 7.4 and
               7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party, plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action. Prior to commencing any such action, COMPANY shall consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T.

     9.   Section 7.7 shall be modified to read:

               RIGHT TO SUBLICENSE. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS SEQUENCING, the PATENT RIGHTS HEPARINASE and the PATENT RIGHTS ENZYMES in the FIELD SEQUENCING MACHINES in the TERRITORY, COMPANY shall have the sole right to sublicense any alleged infringer in the FIELD SEQUENCING MACHINES in the TERRITORY for future use of the PATENT RIGHTS SEQUENCING, PATENT RIGHTS HEPARINASE and PATENT RIGHTS ENZYMES in accordance with the terms and conditions of this Agreement relating to sublicenses. Any upfront fees as part of such sublicense shall [**]; other revenues to COMPANY pursuant to such sublicense shall be treated as set forth in Article 4.

All other terms and conditions of the License Agreement shall remain unchanged.

THE EFFECTIVE DATE OF THIS AMENDMENT IS NOVEMBER 15, 2002.

Agreed to for:

MASSACHUSETTS INSTITUTE OF                  MOMENTA PHARMACEUTICALS, INC.
TECHNOLOGY

By:    /s/ LITA NELSEN                      By:    /s/ SUSAN K. WHORISKEY
   --------------------------------------         ------------------------------
Name:  Lita L. Nelsen                       Name:  Susan K. Whoriskey, Ph.D.
     ------------------------------------         ------------------------------
Title: Director, Technology Licensing       Title: Vice President, Licensing &
       Office                                      Business Development
      -----------------------------------          -----------------------------
Date:   Dec. 20, 2002                       Date:
     ------------------------------------          -----------------------------

                                   APPENDIX E

                              PATENT RIGHTS ENZYMES

M.I.T. CASE NO. [**]
Entitled: [**]

     United States of America Serial No. [**]
     Entitled: [**]

M.I.T. CASE NO. [**]
Entitled: [**]

        [**].

M.I.T. CASE NO. [**]
Entitled: [**]
[**]

        [**].